                                                                   EXHIBIT 10.21



                            ASSET PURCHASE AGREEMENT

          THIS AGREEMENT, entered into effective as of March 12, 1999, is by and between National Cellular, Incorporated, a Texas corporation and National Cellular Investors, L.P., a Texas limited partnership ("Buyer"). Let's Talk Cellular & Wireless, Inc., a Florida corporation and the corporate parent of Seller ("Parent"), joins in this Agreement for the purposes expressed herein.

                                    RECITALS:

          A. Seller is engaged in the business of wholesale sales of wireless products (the "BUSINESS").

          B. Buyer desires to purchase from Seller, and Seller desires to sell, assign and transfer to Buyer, certain assets held in connection with the Business, upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the representations, warranties, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          SECTION 1. PURCHASE AND SALE OF THE PURCHASED ASSETS.

          1.1 TRANSFER OF ASSETS. Subject to the terms and conditions set forth in this Agreement, Seller hereby sells, conveys, transfers, assigns and delivers to Buyer, and Buyer hereby purchases and accepts from Seller, all the assets, rights and properties of Seller listed in SCHEDULE 1.1 to this Agreement, together with all goodwill associated with the Business and the right to use the names "NCI" and "National Cellular" and any and all variations thereof (collectively, the "PURCHASED ASSETS"), free and clear of any lien, security interest, charge, pledge, condition, reservation, restriction, covenant or other encumbrance whatsoever (collectively, "LIENS").

          1.2 EXCLUDED ASSETS. All assets, rights and properties of Seller not listed in SCHEDULE 1.1 to this Agreement or otherwise specifically listed above are not being transferred to Buyer, but are being retained by Seller.

           1.3 NO ASSUMPTION OF LIABILITIES. Buyer is not assuming any liabilities of Seller whatsoever, whether associated with the Business, the Purchased Assets or otherwise.

          SECTION 2. CONSIDERATION.

          2.1 PURCHASE PRICE. The aggregate purchase price (the "PURCHASE PRICE") being paid for the Purchased Assets is Two Hundred Sixty Eight Thousand Dollars ($268,000.00), plus an amount equal to the Agreed Value of Seller's Inventory of Wireless Products. As used herein, the term "Agreed Value of Seller's Inventory of Wireless Products" shall mean the cost of Seller's inventory of wireless products, based upon and determined from an actual, physical



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 inventory of such wireless products conducted by representatives of Seller and
 Buyer on the (lay prior to the Closing Date, multiplied by (a) IN THE CASE OF PRODUCTS IN SKU'S N08609, N08600, N08612, N08610, N08023 AND N08022,
 EIGHTY-THREE PERCENT (83%); AND (b) IN ALL OTHER CASES, ONE HUNDRED PERCENT (100%).

          2.2 PAYMENT OF THE PURCHASE PRICE. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to such bank account as may be designated by Seller and shall be made at the Closing or, if the Closing does not occur on a business day, on the next business day following the Closing.

          2.3 ALLOCATION OF THE PURCHASE PRICE. For purposes of (i) determining Seller's gain or loss for federal income tax purposes, (ii) determining Buyer's basis in the Purchased Assets for federal income tax purposes, and (iii) satisfying Seller's and Buyer's reporting requirements under Section 1060 of the Internal Revenue Code of 1986, as amended, each of Seller and Buyer agrees to allocate the Purchase Price among the Purchased Assets in the manner set forth in SCHEDULE 2.3 to this Agreement. Each of Seller and Buyer agrees to report the allocations set forth in SCHEDULE 2.3 to the Internal Revenue Service on Form 8594 in accordance with the instructions to Form 8594 and the provisions of Treas. Reg. Section 1.1060-IT(h) (or any successor thereto).

          SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT. Seller and Parent, jointly and severally, hereby represent and warrant to Buyer as follows:

          3.1 EXISTENCE; AUTHORITY; BINDING OBLIGATION; NO DEFAULT. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of Seller and Parent has full power and authority to execute, deliver, and consummate this Agreement. This Agreement has been duly and validly executed and delivered by each of Seller and Parent and constitutes the legal, valid, and binding obligation of each of Seller and Parent enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles, No approval or consent of, or filing with, any third party or governmental authority is required for the execution or delivery of this Agreement by either Seller or Parent or for the performance of their obligations hereunder. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in a breach or violation of any material provisions of, or constitute a default under, or an event which, with notice. or the passage of time would constitute a default under, any agreement or any law, regulation, order, decree, or restriction to which either Seller or Parent is a party or by which property used in the Business is bound.

           3.2 TITLE. CONDITION OF PURCHASED ASSETS; INVENTORY. Seller has good and marketable title to all the Purchased Assets and, upon consummation of the transactions contemplated by this Agreement, Buyer will acquire good and marketable title to all the Purchased Assets, free and clear of any and all Liens. The Purchased Assets are in good repair and operating condition (subject to normal wear and tear) and there are no facts or conditions



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 affecting the Purchased Assets which could, individually or in the aggregate, interfere with the use or operation thereof as currently used or operated,
 SCHEDULE 3.2 contains a complete list of Seller's inventory as of the day preceding the date of this Agreement.

          3.3 EMPLOYMENT MATTERS. SCHEDULE 3.3 contains a list of certain employees of the Business whom Buyer intends to hire after the Closing, and sets forth, with respect to each such employee, (i) a description of his or her compensation arrangement; (ii) his or her current wages; and (iii) the benefits provided by Seller to him or her. Seller has paid in full to, or accrued as a current liability which will be paid by Seller within two weeks after the Closing, all employees of the Business all wages, salaries, commissions on jobs finished, bonuses and other direct compensation for all services performed (including accrued vacation) by them prior to the Closing and all amounts required to be reimbursed to the employees. Buyer will not, by reason of this Agreement or the sale of the Business and/or the Purchased Assets provided for herein or anything done on or prior to the Closing, be liable to any employee of Seller for "severance pay" or any other payment. To the best knowledge of Seller and Parent, Seller is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

          3.4 COMPLIANCE WITH LAWS. To the best knowledge of Seller and Parent, Seller has complied with and is in compliance with all laws, regulations, licensing requirements, rules, ordinances, and orders of governmental authorities, including without limitation all environmental laws, regulative rules, ordinances and orders of governmental authorities, except for any non-compliance which has no material adverse effect on the Business or the Purchased Assets. Seller has not received any notices of non-compliance from any governmental agency.

          3.5 CUSTOMERS. SCHEDULE 3.5 and the customer files and other information previously delivered to Buyer by Seller lists the names and addresses of all of Seller's customers and sets forth, to the extent available to Seller and/or Parent, (i) monthly billing information related to each such customer; (ii) the individual names of Seller's contact or contacts at each such customer's office; and (iii) the credit and purchasing history of each such customer. To the best knowledge of Seller and Parent, none of Seller's customers intends to terminate or change significantly its relationship with the Business as presently existing.

          3.6 CONTRACTS. SCHEDULE 3.6 sets forth a true and complete list of all of Seller's material contracts, agreements and other instruments and arrangements (whether written or oral) (i) by which any of the Purchased Assets are bound or affected, or (a) to which Seller is a party or by which Seller is bound, in connection with the Purchased Assets (the "CONTRACTS"). All of the Contracts are in full force and effect and are valid, binding and enforceable against the parties thereto in accordance with their terms. Seller has delivered to Buyer true and complete originals or copies of all the Contracts, if any.

          3.7 RECEIVABLES. SCHEDULE 3.7 sets forth as of a date which is within five (5) days of the date hereof all accounts receivable of Seller, including the amount owing and the aging of such receivable, the name and last known address of the party from whom such receivable is owing, and any security in favor of it for the repayment of such receivable.



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          3.8 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller and/or Parent.

          3.9 EMPLOYEE BENEFITS. Other than health insurance coverage and a 401(k) Plan, Seller does not currently sponsor or contribute to, or have any contract or other obligation to contribute to (nor has Seller in the preceding 60 calendar months sponsored or contributed to, or contracted to or was otherwise obligated to contribute to) any employee benefit, insurance or pension plan.

          3.10 ENVIRONMENTAL. To the best knowledge of Seller and Parent, all licenses and permits required under all Environmental Laws have been obtained and maintained in effect for the Business and the Purchased Assets. Seller, the Business and the Purchased Assets are in compliance with all Environmental Laws and with all such licenses and permits. Seller has not performed or suffered any act which could give rise to, or otherwise incurred, liability to any person under any Environmental Law. As used herein, "ENVIRONMENTAL LAWS" means all laws, regulations and other requirements of any governmental or regulatory authority, domestic or foreign, and any judicial or administrative interpretation thereof, any duties under the common law, any orders, decrees, judgments, agreements or recorded covenants, conditions, restrictions or easements in any way relating to the protection of the environment, human health, public safety or welfare, or natural resources.

          3.11 NO LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Seller or Parent or any of their respective officers, directors, employees, agents or affiliates involving, affecting or relating to any of the Purchased Assets, the Business or the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation.

          3.12 COMPLETENESS OF INFORMATION. Neither Seller nor Parent, to the best knowledge of Seller and Parent, has made any untrue statement of material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor has either Seller or Parent omitted to disclose any material fact known to it to Buyer regarding the Purchased Assets or the Business.

          SECTION 4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Seller as follows:

          4.1 EXISTENCE; AUTHORITY; BINDING OBLIGATION; NO DEFAULT. Buyer is a limited partnership duly organized and validly existing under the laws of the State of Texas. Buyer has full power and authority to execute, deliver, and consummate this Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equitable principles. No


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  approval or consent of, or filing with, any third party or governmental authority is required for the execution or delivery of this Agreement by Buyer or for the performance of its obligations hereunder. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, result in a breach or violation of any material provisions of, or constitute a default under, or an event which, with notice or the passage of time would constitute a default under, any agreement or any law, regulation, order, decree, or restriction to which Buyer is a party.

           4.2 NO BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

           4.3 NO LITIGATION. There are no claims, actions, suits, proceedings or investigations pending or threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against Buyer or any of its partners, employees, agents or affiliates involving, affecting or relating to the transactions contemplated by this Agreement, nor does there exist any fact which might reasonably be expected to give rise to any such suit, proceeding, dispute or investigation.

           4.4 BUYER'S RELIANCE. Buyer understands that the books and records of Seller will be available upon reasonable notice for inspection during reasonable business hours at Seller's place of business. Buyer will rely solely on its own independent investigations and inspections and the representations and warranties of Seller and Parent expressly set forth in the Agreement and will not rely on any representations or warranties of Seller or Parent which are not expressly set forth in this Agreement.

          SECTION 5. CLOSING DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller:

           (a) a certificate of Buyer, signed by a duly authorized officer of Buyer's general partner, certifying (i) resolutions adopted by the Board of Directors of Buyer's general partner authorizing and approving this Agreement, the purchase of the Purchased Assets hereunder, and all other transactions contemplated hereby; and (ii) that all representations and warranties of Buyer contained in this Agreement are true and correct at and as of the Closing Date and that all agreements and covenants and all conditions that were to be performed or satisfied on the part of Seller and Parent have been performed or satisfied by the Closing Date pursuant to the terms hereof;

           (b) the Purchase Price, in the manner set forth in Section 2.2 above.

           SECTION 6. CLOSING DELIVERIES BY SELLER AND PARENT. At the Closing, Seller and Parent shall deliver to Buyer:

           (a) a certificate of each of Seller and Parent, signed by its duly authorized officer, certifying (i) resolutions adopted by the Board of Directors of each of Seller and Parent, and, if appropriate, by the stockholders of Seller, authorizing and approving this Agreement, the sale of the Purchased Assets hereunder, and all other transactions contemplated hereby; and (ii) that


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 all representations and warranties of each of Seller and Parent contained in this Agreement are true and correct at and as of the Closing Date and that all agreements and covenants and all conditions that were to be performed or satisfied on the part of Seller and Parent have been performed or satisfied by the Closing Date pursuant to the terms hereof;

          (b) Seller's bill of sale, together with all other documents and instruments necessary or appropriate to validly transfer the Purchased Assets to Buyer free and clear of any and all Liens; and

          (c) a Certificate of the Secretary of State of Seller's and Parent's respective jurisdiction of incorporation certifying as of a date reasonably close to the Closing Date that Seller or Parent, as the case may be, has filed all required reports, paid all required fees and taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

           SECTION 7. CERTAIN POST-CLOSING MATTERS. Buyer, Seller and Parent hereby covenant and agree that:

           7.1 TAXES. From and after the Closing, upon written notice by Buyer, Seller shall pay to Buyer or at Seller's option, to the Internal Revenue Service and/or federal, state or local taxing authorities as appropriate, and shall otherwise indemnify, save and hold Buyer harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses asserted against, resulting to, imposed upon or incurred by Buyer with respect to the Purchased Assets which directly or indirectly relate to or arise out of any tax years prior to the Closing with respect to any deficiencies assessed by the Internal Revenue Service and other federal, state and local taxing authorities based on federal income tax returns filed under the Internal Revenue Code of 1986, as amended, for any period up to and including the Closing or any federal, state, or local income, sales, ad valorem or other tax liability arising against Seller prior to the Closing. Seller shall also be obligated under this section for any such assessment caused by any act or failure to act on the part of Seller after the date of this Agreement. Seller and Buyer hereby agree that all ad valorem taxes relating to the Purchased Assets shall be prorated to take into account the period of time such assets were owned by Seller and Buyer, based upon the tax rates in effect for the last full year prior to the date hereof as to which such taxes have been assessed. Nothing contained herein shall affect Seller's right to contest any tax liability in the manner set forth in the applicable statute.

           7.2 RESTRICTIVE COVENANTS OF SELLER AND PARENT. (a) Each of Seller and Parent agrees that, without the prior written consent of Buyer, for a period of two (2) years after the Closing Date, neither it nor any affiliate of it, shall, directly or indirectly, (whether as a stockholder, partner, joint venturer, financing source, or consultant or in any other capacity whatsoever), engage in, or facilitate in any manner (including, without limitation, by the sale or transfer of any assets) own, manage, operate, advise, be employed by, be retained as a consultant by, or participate in any manner in the ownership, operation, revenues, profits, management or control of any business, company or other entity engaged in the business of wholesale sales of wireless products anywhere within the United States of America (the "TERRITORY"). Notwithstanding anything to the contrary in this Agreement, Seller, any affiliate



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 or Parent may engage in its retail business carried out in stores and retail sales electronically over the Internet.

          (b) For a period of two (2) years after the Closing Date, each of Seller and Parent agrees that neither it nor any affiliate of it shall call upon or solicit any customer who is or was serviced in whole or in part by Seller or Buyer with the intent of selling or attempting to sell wireless products at wholesale within the Territory. Furthermore, neither Seller, Parent nor any affiliate of either of them shall request or advise any client, customer or contractor of Seller or Buyer to withdraw, curtail, reduce or cancel its business with Buyer. Each of Seller and Parent further agrees that, for a period of two (2) years from the Closing Date, it shall not intentionally divert, solicit or take away any consultant, sales representative or employee of Buyer, or otherwise interfere with or disturb the relationship existing between Buyer and any of its consultants, sales representatives or employees, directly or indirectly. Notwithstanding anything to the contrary in this Agreement, Seller, any affiliate or Parent may engage in its retail business carried out in stores and retail sales electronically over the Internet. Additionally, retail sales to the general public and general retail advertising shall not be deemed a violation of this Agreement.

          (c) Each of Seller and Parent agrees that it shall not use or employ in any manner, whether directly or indirectly, any of the names "NCI", "National Cellular, Incorporated", "National Cellular" or any variants thereof, and neither Seller nor Parent shall license or grant to any person the right, or permit any person to use any of such names or any variants thereof.

          (d) Each of Seller and Parent specifically acknowledges and agrees that the value to Buyer of the transactions contemplated by this agreement would be substantially diminished if it was not to comply in all respects with this Section 7.2, and each of Seller and Parent has agreed to the covenants set forth in this Section 7.2 as an inducement to Buyer to enter into this Agreement. Each of Seller and Parent specifically acknowledges and agrees that the covenants set forth in this Section 7.2 are commercially reasonable and necessary to protect the interests Buyer intends to acquire hereunder. Each of Seller and Parent agrees that a monetary remedy for breach of the covenants set forth in this Section 7.2 will be inadequate and impracticable and further agrees that such breach would cause Buyer irreparable harm, and that Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, each of Seller and Parent agrees that Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court shall determine.

          If any provision of this Section 7.2 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under applicable laws and shall be binding and enforceable with respect to each of Seller and Parent as so curtailed.

          7.3 RESTRICTIVE COVENANTS OF BUYER. (a) Buyer agrees that, without the prior written consent of Seller or Parent, for a period of two (2) years after the Closing Date, neither it nor any affiliate of it, shall, directly or indirectly, (whether as a stockholder, partner, joint venturer, financing source, or consultant or in any other capacity whatsoever), engage in, or facilitate in any manner (including, without limitation, by the sale or transfer of any assets) own, manage, operate, advise, be employed by, be retained as a consultant by, or participate in any manner


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 in the ownership, operation, revenues, profits, management or control of any business, company or other entity engaged in the business of retail sales (including retail sales over the Internet and retail sales by way of telephone solicitations) of wireless products and the sale at retail, wholesale or as a reseller, agent or subagent of another provider of "commercial mobile radio services" as that term is defined by the Federal Communications Commission (the "Competitive Business") anywhere within the Territory. Notwithstanding anything to the contrary in this Agreement, Buyer and its affiliates may engage in the wholesale sale of wireless products.

          (b) For a period of two (2) years after the Closing Date, Buyer agrees that neither it nor any affiliate of it shall call upon or solicit any retail customer who is or was serviced in whole or in part by Buyer, Seller, Parent or any affiliates of Seller or Parent with the intent of selling or attempting to sell services that are competitive with the types of services included in the Competitive Business within the Territory. Except as otherwise specifically provided in this Agreement, Buyer further agrees that, for a period of two (2) years from the Closing Date, it shall not intentionally divert, solicit or take away any consultant, sales representative or employee of Seller, its affiliates or Parent or otherwise interfere with or disturb the relationship existing between Seller, Parent or any of their affiliates and any of their consultants, sales representatives or employees, directly or indirectly. Notwithstanding anything to the contrary in this Agreement, Buyer and its affiliates may engage in the wholesale sale of wireless products. Additionally, general wholesale advertising shall not be deemed a violation of this Agreement.

          (c) Buyer agrees that it shall not use or employ in any manner, whether directly or indirectly, any of the names "Let's Talk Cellular & Wireless" or "Telephone Warehouse" or any variants thereof, and Buyer shall not license or grant to any person the right, or permit any person to use any of such names or any variants thereof.

          (d) Buyer specifically acknowledges and agrees that the value to Seller and Parent of the transactions contemplated by this Agreement would be substantially diminished if Buyer was not to comply in all respects with this
 Section 7.3, and Buyer has agreed to the covenants set forth in this Section
 7.3 as an inducement to Seller and Parent to enter into this Agreement. Buyer specifically acknowledges and agrees that the covenants set forth in this
 Section 7.3 are commercially reasonable and necessary to protect the interests of Seller and Parent. Buyer agrees that a monetary remedy for breach of the covenants set forth in this Section 7.3 will be inadequate and impracticable and further agrees that such breach would cause Seller and Parent irreparable harm, and that Seller shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, Buyer agrees that Seller and Parent shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, as a court shall determine.

          If any provision of this Section 7.3 is invalid in part, it shall be curtailed, both as to time and location, to the minimum extent required for its validity under applicable laws and shall be binding and enforceable with respect to Buyer as so curtailed.

          7.4 EMPLOYEES OF SELLER. Seller is terminating, effective as of the Closing Date, certain employees of Seller whom Buyer has agreed to hire. Buyer is offering employment to those employees of Seller who are listed on Schedule
 3.3 attached hereto, contingent only on the



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 consummation of the Closing; PROVIDED, HOWEVER, that no employee shall have a right to be retained in the employ of Buyer after the Closing Date nor shall any such offer interfere with Buyer's right to discharge any such employee at any time.

          7.5 USE OF SPACE AND TELEPHONES. For a period of up to sixty days following the Closing Date, Seller shall allow Buyer to (i) occupy and use that portion of Seller's current warehouse and office located at 2590 114th Street, Suite 200, Grand Prairie, Texas 75050 that is currently utilized in connection with the operation of the Business (the "Premises") at no cost to Buyer; and
 (ii) use Seller's and Parent's telephones and lines and the related telephone numbers that are currently used in connection with the operation of the Business; provided that Buyer shall pay Seller for its use of such telephones and lines on a monthly basis in an amount which reflects Buyer's usage of such telephone equipment and lines. Buyer shall remit such funds to Seller within 10 days from the date of any invoice for such costs. Buyer acknowledges that the Premises are substantially occupied by affiliates of Seller. In this regard, Buyer and Seller and its affiliates will cooperate in the use and occupancy of the Premises. Buyer shall be given access to the Premises during normal business hours. Buyer's occupancy of the Premises shall not unreasonably interfere with Seller and its affiliates' business conducted at the Premises. Buyer shall establish its own shipping and vender accounts prior to the Closing Date.

          7.6 FURTHER ASSURANCES. Each of the parties hereto shall use reasonable commercial efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as reasonably may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

          7.7 ORDINARY COURSE. Subsequent to the date of this Agreement and prior to the Closing Date, Seller will (i) conduct its business in the ordinary and regular course of business consistent with past practice; (ii) maintain its properties, carry on its business practices, and keep its books of account, records and files in substantially the same manner as at present; (iii) use its best efforts to preserve intact its business organization and goodwill; and
 (iv) use its best efforts to maintain satisfactory relationships with suppliers, distributors, licensors, licensees, customers, employees and others having business relationships with it.

          7.8 ACCESS TO PROPERTIES AND RECORDS OF SELLER. After execution of this Agreement and prior to the Closing or termination of this Agreement, Seller shall give the officers, attorneys, accountants and other authorized representatives of Buyer, free and full access during usual business hours to the properties, books and records of Seller in order that the Buyer may have full opportunity to make such investigation as it shall desire of the affairs and prospects of Seller provided that such investigation shall not unreasonably interfere with the operations of Seller. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of Seller, its counsel, employees and independent public accountants all books, records and other corporate documents, contracts, and all matters relating to the pricing and service policies, commitments or future prospects of Seller. Buyer's accountants and other agents shall be permitted to make extracts from and copies of the accounts, books, records, agreements, commitments and other documents of Seller in connection with Buyer's business review. If for any reason Buyer's purchase of the Business as contemplated by this Agreement shall not be


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 consummated, all such extracts and copies shall be returned to Seller promptly, and Buyer shall treat all of the same as confidential.

          SECTION 8. CLOSING. The transfer of the Purchased Assets to Buyer (the "CLOSING") shall take place on March 20, 1999 (the "CLOSING DATE") at Seller's place of business in Grand Prairie, Texas or at such other place and time as may be mutually agreed upon by Buyer and Seller.

          SECTION 9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in Section 3.2 shall survive the Closing and shall not expire. All other representations and warranties contained herein shall survive the Closing for a period of eighteen (18) months. No representation or warranty contained herein shall be affected by any investigation of any party prior to the Closing.

          SECTION 10. INDEMNIFICATION.

          10.1 INDEMNIFICATION BY SELLER AND PARENT. Seller and Parent, jointly and severally, shall indemnify, defend, and hold harmless Buyer from and against any and all claims, suits, losses, judgments, damages, and liabilities, including but not limited to any investigation, legal, and other expenses incurred in connection with, and any amount paid in settlement of any claim, action, suit or proceeding (collectively, "Losses"), to which Buyer may become subject, if such Losses arise out of or result from (a) any misrepresentation or the breach of any representation, warranty, covenant or agreement made by either Seller or Parent in this Agreement or (b) any liability or obligation of any kind or nature, past, present or future, fixed or contingent, known or unknown, proximate or remote, relating in any way to Seller, the operation of the Business prior to the Closing Date, the Purchased Assets (except to the extent arising after the Closing Date) or the transactions contemplated herein. This right to indemnification is in addition to any other right available to Buyer, including the right to sue Seller or Parent for a misrepresentation, breach of warranty, or breach of covenant under this Agreement. Seller and Parent shall not be obligated to pay to Buyer pursuant to this Section 10 amounts aggregating more than $100,000 or to the extent such Losses arise from events which occurred prior to the close of business on December 31, 1996; PROVIDED, HOWEVER, that such $100,000 limitation shall not apply (i) in the case of fraud; (ii) with regard to a breach of one or more of the representations and warranties of Seller and Parent contained in Sections 3.1,
 3.2 OR 3.8 above; (iii) with regard to a breach by Seller or Parent of its agreements contained in Section 7.2 above; or (iv) with regard to those matters addressed in Section 7.1 above (except that Seller and Parent shall have no liability to Buyer under Section 7.1 to the extent obligations thereunder arise from any tax year ending on or prior to December 31, 1996).

          10.2 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold harmless Seller from and against any and all Losses (as defined above) to which Seller may become subject if such Losses arise out of or result from (a) any misrepresentation or the breach of any representation, warranty, covenant or agreement made by Buyer in this Agreement or (b) any liability or obligation of any kind or nature, past, present or future, fixed or contingent, known or unknown, proximate or remote, relating in any way to Buyer, the operation of its business after the Closing Date, the Purchased Assets (except to the extent arising prior to the Closing Date) or the transactions contemplated herein. This right to indemnification is in addition to any



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




 other right available to Seller, including the right to sue Buyer for a misrepresentation, breach of warranty, or breach of covenant under this Agreement.

          10.3 NOTIFICATION AND DEFENSE OF CLAIMS OR ACTIONS. When either party proposes to assert the right to be indemnified under this Article 10 with respect to third-party claims, actions, suits, or proceedings, such party (the "INDEMNIFIED PARTY") shall, within 30 days after the receipt of notice of the commencement of the claim, action, suit, or proceedings, notify the other party (the "INDEMNIFYING PARTY") in writing, enclosing a copy of all papers served or received. On receipt of the notice, the Indemnifying Party shall have the right to direct the defense of the matter, but the Indemnified Party shall be entitled to participate in the defense and, to the extent that the Indemnified Party desires, to jointly direct the defense with Indemnifying Party with counsel mutually satisfactory to the Indemnified Party and the Indemnifying Party, at the Indemnifying Party's expense. The Indemnified Party shall also have the right to employ its own separate counsel in any such action. The fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnified Party unless: (a) the employment of the counsel has been authorized by the Indemnifying Party; (b) the Indemnifying Party's counsel in such litigation has reasonably concluded that there may be a conflict of interest between action; or (c) the Indemnifying Party has not, in fact, employed counsel satisfactory to the Indemnified Party to assume the defense of the action. In each of these cases, the fees and expenses of the Indemnified Party's counsel shall be paid by the Indemnifying Party. Neither the Indemnifying Party nor the Indemnified Party shall be liable for any settlement of any action or claim described in this Article 10 that is effected without its consent.

          SECTION 11. MISCELLANEOUS.

          11.1 COSTS. The parties shall pay their respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

          11.2 ENTIRE AGREEMENT. This Agreement, together with all schedules hereto, embodies the entire Agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

          11.3 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          11.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          11.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their heirs, successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

          11.6 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.

          11.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (iii) on the day after delivery to an overnight courier service, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

          If to Seller or Parent:

                              Let's Talk Cellular & Wireless, Inc.
                              National Cellular, Incorporated
                              800 Brickell Avenue, Suite 400
                              Miami, Florida 33131
                              Attention: Lazarus Rothstein, General Counsel
                              Telecopy: (305) 358-0926

          If to Buyer:

                              National Cellular Investors, L.P.
                              1303 Rocky Canyon Road
                              Arlington, Texas 76012
                              Attention: Ronald L. Koonsman
                              Telecopy: 817/277-5377

           Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

           11.8 MODIFICATION OR WAIVER. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by the parties hereto. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation, or warranty in this Agreement.

          11.9 BINDING EFFECT AND ASSIGNMENT. Neither Buyer, Seller nor Parent may assign any rights or delegate any duties hereunder.

          11.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

          11.11 SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

          11.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement between the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart.

          11.13 ATTORNEYS' FEES. In any suit or proceeding (including arbitration, bankruptcy, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing party shall have the right to receive an award of reasonable attorneys' fees incurred by it in connection therewith.

          11.14 EVENTS OF DEFAULT. If any one or more of the following events occurs due to the action or inaction of any party to this Agreement as of or prior to the Closing Date then, subject to the expiration of any specified grace period and the giving of any prior notice required, as hereinafter described, such event shall constitute an event of default ("Event of Default"):

          (a) CONDITIONS. Any party fails or neglects to perform, keep or observe any term, provision, condition, or covenant contained in this Agreement, which is required to be performed, kept or observed.

          (b) UNTRUE STATEMENTS. Any party makes or delivers any statement, report, financial statement, or certificate hereunder and included as an exhibit or schedule or otherwise referred to in this Agreement which is not true, complete and correct in any material respect.

          (c) FAILURE TO CLOSE. Any party fails or refuses to consummate the transactions provided for in accordance with the terms of this Agreement on the Closing Date or is unwilling or unable to deliver the documents or other materials required to be delivered by it at or prior to Closing.

          11.16 RIGHTS AND REMEDIES ON DEFAULT. Upon and after an Event of Default, the non-defaulting party shall have the following rights and remedies:

          (a) ENFORCEMENT. The right to enforce by appropriate proceedings, and taking advantage of a party's waivers under this Agreement, any of the non-defaulting party's rights under this Agreement.

          (b) OTHER ACTION. The right to take any other action which the non-defaulting party deems necessary or desirable to protect their rights under this Agreement. In the event of Buyer's default, Seller shall be entitled to a payment (the "FEE") in the aggregate sum of $200,000 by Buyer and Ronald L. Koonsman, jointly and severally, as Seller's liquidated damages, which the parties hereto agree are a fair and reasonable estimate of the Seller's damages in the event the transaction contemplated by this Agreement is not completed; PROVIDED, HOWEVER, that notwithstanding anything contained herein to the contrary, the Fee shall not be payable if: (i) either Seller or Parent is in breach of any representation, warranty, covenant or agreement contained herein in any material respect as of the Closing Date or will be, or is, unable or unwilling to deliver the documents to be delivered by it at Closing or is otherwise unwilling or unable to perform or satisfy, in any material respect, any covenant or agreement or condition that is to be performed or satisfied by it prior to Closing; (ii) Buyer, in connection with its due diligence examination, discovers fraud in connection with the Purchased Assets or the operation of the Business; or (iii) the inventory, both in terms of dollar amount or the composition thereof, varies, at the Closing, by more than ten percent (10%) from that set forth on Schedule 3.2 attached hereto (i.e., in the case of composition, if the aggregate cost of SKU's N08609, N08600, N08612, N08610, N08023 and N08022 exceeds 70% of the aggregate cost of Seller's entire inventory).

          (c) NATURE OF REMEDIES CUMULATIVE. All rights and remedies granted a non-defaulting party in this Agreement shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and such party may proceed with any number of remedies at the same time. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and such party, upon the occurrence of an Event of Default under this Agreement, may proceed against the defaulting party at any time, under any agreement, in any order and with any available remedy.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above stated.


                              NATIONAL CELLULAR, INCORPORATED


                              By: /s/ David H. Eisenberg
                                 --------------------------------
                              Name: David H. Eisenberg
                                   ------------------------------
                              Title: CEO
                                    -----------------------------


                              LET'S TALK CELLULAR & WIRELESS, INC.


                              By: /s/ David H. Eisenberg
                                 --------------------------------
                              Name: David H. Eisenberg
                                   ------------------------------
                              Title: CEO
                                    -----------------------------


                              NATIONAL CELLULAR INVESTORS, L.P.

                              By: Barco Properties, Inc., its general partner


                              By: /s/ Ronald L. Koonsman
                                 --------------------------------
                                 Ronald L. Koonsman


                              WITH RESPECT TO SECTION 11.16(b) ONLY AND
                              FOR NO OTHER PURPOSE WHATSOEVER:

                              By: /s/ Ronald L. Koonsman
                                 --------------------------------
                                 Ronald L. Koonsman

                                  SCHEDULE 1.1

                                PURCHASED ASSETS

          1. Seller's records and documents pertaining to its operation of the Business, including, but not limited to, its customer and vendor files (old and current), personnel files and personnel policy manual(s), if any.

          2. All of Seller's standard forms used in connection with the operation of the Business, including, but not limited to, credit applications, R/A's, P.O.'s, Invoices and Internal Control Documents (e.g., Inventory Count Sheets).

          3. All of Seller's inventory of wireless products.

          4. Exclusive right to use (800) 669-8070 telephone number.

          5. The UNIX computer system server and 0 terminals and Seller's license to use the Real World software used by Seller prior to its conversion to GERS.